Exhibit 10.11(c)

AMENDMENT NUMBER TWO
TO THE
UNITED STATES CELLULAR CORPORATION
2013 LONG-TERM INCENTIVE PLAN

WHEREAS, United States Cellular Corporation, a Delaware corporation (the “Company”) has adopted and maintains the United States Cellular Corporation 2013 Long-Term Incentive Plan (the “Plan”) for the benefit of certain employees;
WHEREAS, pursuant to Section 8.2 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval as specified in the Plan, including under applicable law or the principal national stock exchange on which the Common Shares of the Company (the “Common Shares”) are then traded;
WHEREAS, the Board desires to amend the Plan to broaden the circumstances under which employees of the Company who are not officers may pay for the Common Shares to be purchased pursuant to the exercise of a stock option by authorizing the Company to withhold Common Shares which would otherwise be delivered in connection with such exercise; and
WHEREAS, such amendment is not subject to any required shareholder approval.
NOW, THEREFORE, BE IT RESOLVED, that effective as of November 29, 2018, the first sentence of Section 4.1(d)(1) of the Plan hereby is amended as follows:
Purchase Price Payment by Non-Officers. Effective for exercises of Stock Options occurring on or after November 29, 2018 (including exercises with respect to Stock Options granted prior to November 29, 2018, notwithstanding any provision within the agreement evidencing such Stock Option to the contrary), the holder of a Stock Option awarded to an employee who is not an Officer may pay for the shares of Common Stock to be purchased pursuant to the exercise of such Stock Option (i) in cash, (ii) by the delivery (either actual delivery or by attestation procedures established by the Company) of previously-owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (iv) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the option holder has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii).
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IN WITNESS WHEREOF, the undersigned has executed this Amendment Number Two as of this 29th day of November, 2018.

UNITED STATES CELLULAR CORPORATION

By:	/s/ Kenneth R. Meyers
Kenneth R. Meyers

Its:	President and Chief Executive Officer

SIGNATURE PAGE TO
AMENDMENT NUMBER TWO TO
UNITED STATES CELLULAR CORPORATION
2013 LONG-TERM INCENTIVE PLAN

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